AMENDED AND RESTATED ESCROW
AGREEMENT
August 31, 2002
JPMorgan Chase Bank
450 W.  33rd Street, 15th Floor
New York, New York 10001
Attn:   Mr. Paul Gilkeson
Re:	Morgan Stanley Charter Series
Escrow Account
Gentlemen:
In accordance with arrangements
made by Demeter Management Corporation, a
Delaware corporation (the "General Partner"), on
behalf of Morgan Stanley Charter Graham L.P.
("Charter Graham"), Morgan Stanley Charter
Millburn L.P. ("Charter Millburn"), Morgan Stanley
Charter Welton L.P. ("Charter Welton"), Morgan
Stanley Charter MSFCM L.P. ("Charter MSFCM")
and Morgan Stanley Charter Campbell L.P.
("Charter Campbell", together with Charter
Graham, Charter Millburn, Charter Welton and
Charter MSFCM, the "Partnerships" and
individually, a "Partnership"), and Morgan Stanley
DW Inc., the selling agent for the Partnerships (the
"Depositor"; the Partnerships and the Depositor
being herein sometimes collectively referred to as
the "Parties" and, individually, as a "Party"), the
Depositor shall:  (i) deliver to you, as Escrow
Agent, all subscription funds (by the direct transfer
of immediately available funds into a non-interest-
bearing escrow account established by you for the
Partnerships, for investment in your interest-bearing
money market account) received by the Depositor
from each subscriber ("Subscriber" or, collectively,
the "Subscribers") during each Partnership's
"Continuing Offering" (as described in the
Partnerships' Prospectus, as the same may be
updated, supplemented, and amended from time to
time (the "Prospectus")), in connection with the
offering to the public of units of limited partnership
       interest of the Partnerships
(the "Units"); and (ii)  promptly transmit to the
General Partner a complete report of all funds
deposited with you during the Continuing Offering
of each Partnership.  Except as otherwise
determined herein, all capitalized terms used in this
Agreement are defined in the Prospectus.  You, as
Escrow Agent, shall hold such subscription funds,
together with any additions, substitutions, or other
financial instruments in which such funds may be
invested or for which such funds may be exchanged
(collectively referred to herein as the "Fund"), IN
ESCROW upon the following terms:
1.	(a)	Following receipt by
you of written notice from the General Partner that
the General Partner has rejected a Subscriber's
subscription, in whole or in part, during the
Continuing Offering, you shall transmit to the
Depositor, as soon as practicable but in no event
later than three business days following receipt by
you of such notice (i) the amount of such
Subscriber's subscription funds that shall have been
deposited with you hereunder and that the General
Partner shall have notified you of as having been
rejected, and (ii) any interest earned on the Fund
and allocated to the rejected amount of such
subscription in accordance with Section 2 hereof.
You shall at the same time give notice to the
Depositor of the amount of aggregate subscription
funds and/or interest so returned.
(b)	On the second business day
before the scheduled day of each closing, the General Partner shall notify you of the portion of the Fund that represents subscriptions to be accepted by the General Partner for each Partnership. Upon receipt by you of joint written notice from the General Partner and the Depositor on the date of each such closing to the effect that all of the terms and conditions with respect to the release of subscription funds from escrow set forth in the Prospectus have been fulfilled, you shall promptly pay and deliver to each of the Partnerships that portion of the Fund specified for such Partnership in the General Partner's

       prior instructions (excluding any
interest earned on the Fund and funds relating to
rejected subscriptions).
(c)	On the date of each closing,
or as soon thereafter as practicable, you shall
transmit to the Depositor an amount representing:
(i) for each Subscriber whose subscription shall be
accepted by the General Partner in whole or in part,
any interest earned on the Fund and allocated to the
accepted portion of such Subscriber's subscription
in accordance with Section 2 hereof, and (ii) for
each Subscriber whose subscription shall have been
rejected by the General Partner in whole or in part
but whose subscription funds shall not have been
previously returned to the Depositor by you in
accordance with Section 1(a) hereof, such
Subscriber's subscription funds that shall have been
deposited with you hereunder and that shall have
been rejected by the General Partner, and any
interest earned on the Fund and allocated to the
rejected amount of such subscription in accordance
with Section 2 hereof.  You shall at the same time
give notice to the Depositor of the aggregate
amount of subscription funds and/or interest so
returned.
(d)	Notwithstanding Section 1(a)
hereof, upon receipt by you of written notice from the General Partner that a Subscriber has been rejected or has provided bad funds in the form of a bad check, draft, or otherwise to the Depositor, you shall transmit to the Depositor, within three business days following receipt by you of such notice, the amount of subscription funds deposited with you hereunder relating to that amount (the portion of such Subscriber's subscription for which good funds have not been provided) together with any interest earned on the Fund and allocated to such portion of such a subscription in accordance with Section 2 hereof to the date of such return, and shall immediately notify the General Partner of the return of such funds.

2.	You shall hold the Fund
(including any interest earned thereon) for the
account of the Partnerships pending delivery to
either the Partnerships or the Depositor, pursuant to
Paragraphs 1 or 3 hereof, as the case may be.  On
each day that subscription funds are transferred to
you hereunder in immediately available funds and
receipt is confirmed before 2:00 P.M., New York
City time, you shall immediately invest such
subscription funds solely in your interest-bearing
money market account.  If subscription funds are
transferred to you in immediately available funds
and receipt is confirmed after 2:00 P.M., New York
City time, you shall so invest such funds on the next
day.  Interest earned on the Fund shall be allocated
by the Depositor among the Subscribers
proportionately based on (A) the amount of their
respective subscriptions on deposit in the Fund, and
(B) the period of time from the date that their
respective subscriptions shall have been deposited
in the Fund to the earlier of the delivery of the Fund
to the Partnerships at a closing or the Depositor in
accordance with Sections 1 or 3 hereof, as the case
may be.
3.	The Parties further agree with
you as follows:
(a)	Your duties and
responsibilities shall be limited solely to those
expressly set forth in this Agreement and are
ministerial in nature.  You shall neither be subject to
nor obliged to recognize any other agreement
between, or other direction or instruction of, any or
all of the Parties or any Subscriber even though
reference thereto may be made herein; provided,
however, that with your written consent, this
Agreement may be amended at any time or times by
an instrument in writing signed by the Parties.
(b)	You are authorized, in your
sole discretion, to disregard any and all notices or
instructions given by any of the Parties or by any
other person, firm, or corporation, except only such
notices or instructions as are hereunder provided for
       and orders or process of any court entered
or issued with or without jurisdiction.  If the Fund
or any part thereof is at any time attached,
garnished, or levied upon under any court order or
in case the payment, assignment, transfer,
conveyance, or delivery of the Fund shall be stayed
or enjoined by any court order, or in case any order,
judgment, or decree shall be made or entered by any
court affecting the Fund or any part thereof, then
and in any such event you are authorized, in your
sole discretion, to rely upon and comply with any
such order, writ, judgment, or decree that you are
advised by legal counsel of your own choosing is
binding upon you, and if you comply with any such
order, writ, judgment, or decree you shall not be
liable to any of the Parties or to any other person,
firm, or corporation by reason of such compliance
even though such order, writ, judgment, or decree
may be subsequently reversed, modified, annulled,
set aside, or vacated.
(c)	You shall be fully protected
in relying upon any written notice, demand,
certificate, document, or instrument believed by you
in good faith to be genuine and to have been signed
or presented by the proper person or persons or
Party or Parties.  The Parties shall provide you with
a list of officers and employees who shall be
authorized to deliver instructions hereunder.  You
shall not be liable for any action taken or omitted by
you in connection herewith in good faith and in the
exercise of your own best judgment.
(d)	Should any dispute arise with
respect to the delivery, ownership, right of
possession, and/or disposition of the subscription
funds deposited with you hereunder, or should any
claim be made upon any such subscription funds by
a third party, you, upon receipt of written notice of
such dispute by any of the Parties or by a third
party, are authorized and directed to retain in your
possession all or any of such subscription funds
until such dispute shall have been settled either by
mutual agreement of the parties involved or by final
order, decree, or judgment of any court in the
United States.
       (e)	If for any reason
funds are deposited in the escrow account other than
by transfer of immediately available funds, you
shall proceed as soon as practicable to collect
checks, drafts, and other collection items at any
time deposited with you hereunder.  All such
collections shall be subject to the usual collection
agreement regarding items received by your
commercial banking department for deposit or
collection; provided, however, that if any check,
draft, or other collection item at any time deposited
with you hereunder is returned to you as being
uncollectable (except by reason of an account
closing), you shall attempt a second time to collect
such item before returning such item to the
Depositor as uncollectable.  Subject to the
foregoing, you shall promptly notify the Parties of
any uncollectable check, draft, or other collection
item deposited with you hereunder and shall
promptly return such uncollectable item to the
Depositor, in which case you shall not be liable to
pay any interest on the subscription funds
represented by such uncollectable item.  In no
event, however, shall you be required or have a duty
to take any legal action to enforce payment of any
check or note deposited hereunder.
(f)	You shall not be responsible
for the sufficiency or accuracy of the form, execution, validity, or genuineness of documents now or hereafter deposited with you hereunder, or for any lack of endorsement thereon or for any description therein, nor shall you be responsible or liable in any respect on account of the identity, authority, or rights of the persons executing or delivering or purporting to execute or deliver any such document, or endorsement or this Agreement.
You shall not be liable for any loss sustained as a result of any investment made pursuant to the instructions of the Parties or as a result of any liquidation of an investment prior to its maturity, or the failure of the Parties to give you any instructions to invest or reinvest the Fund or any earnings thereon.

       (g)	All notices required
or desired to be delivered hereunder shall be in writing and shall be effective when delivered personally on the day delivered, or when given by registered or certified mail, postage prepaid, return receipt requested, on the day of receipt, addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):
if to a Partnership, the Partnerships
or the General Partner:

Demeter Management
Corporation
825 Third Avenue
8th Floor
New York, New York 10022
Attn:	Mr. Robert E. Murray
	President and
Chairman
if to the Depositor:

Morgan Stanley DW Inc.
825 Third Avenue
8th Floor
New York, New York 10022
Attn:	Mr. Robert E. Murray
	Executive Director
in either case with a copy to:

Cadwalader, Wickersham
& Taft
100 Maiden Lane
New York, New York 10038
Attn:  Edwin L. Lyon, Esq.
if to you:

JPMorgan Chase Bank
450 W. 33rd Street, 15th
Floor
New York, New York 10001
Attn:	Mr. Paul Gilkeson
       Whenever, under the terms hereof, the time
for giving a notice or performing an act falls on a
Saturday, Sunday, or legal holiday, such time shall
be extended to the next business day.
(h)	The Depositor agrees to
indemnify, defend, and hold you harmless from and
against, any and all loss, damage, tax, liability, and
expense that may be incurred by you arising out of
or in connection with your duties hereunder, except
as caused by your gross negligence, bad faith, or
willful misconduct, including the legal costs and
expenses of defending yourself against any claim or
liability in connection with your performance
hereunder.
(i)	You shall be paid by the
Depositor for your services a fee of $3,000 in
advance for each twelve month period; the first
twelve month period beginning from the date of this
Agreement (each twelve month period shall be
called a "Fee Period").
(j)	It is understood that you may
at any time resign hereunder as Escrow Agent by
giving written notice of your resignation to the
Parties at their address set forth above at least
20 days prior to the date specified for such
resignation to take effect, and upon the effective
date of such resignation, all property then held by
you hereunder shall be delivered by you to such
person as may be designated jointly by the Parties
in writing, whereupon all your obligations
hereunder shall cease and terminate.  If you shall
resign prior to the conclusion of any Fee Period you
shall pay to the Depositor an amount equal to the
product of $3,000 multiplied by a fraction, the
numerator of which shall be the number of days
remaining in the Fee Period and the denominator of
which shall be 365.  If no successor Escrow Agent
has been appointed or has accepted such
appointment by such date, all your obligations
hereunder shall nevertheless cease and terminate.
Your sole responsibility thereafter shall be to keep
safely all property then held by you and to deliver
the same to a person designated by the Parties
hereto or in accordance with the directions of a final
       order or judgment of a court of competent
jurisdiction.
5.	THIS AGREEMENT SHALL BE
GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK, WITHOUT REGARD
TO PRINCIPLES OF CONFLICTS OF LAWS.
IF ANY ACTION OR PROCEEDING SHALL
BE BROUGHT BY A PARTY TO THIS
AGREEMENT TO ENFORCE ANY RIGHT
OR REMEDY UNDER THIS AGREEMENT,
EACH PARTY HERETO HEREBY
CONSENTS AND WILL SUBMIT TO THE
JURISDICTION OF THE COURTS OF THE
STATE OF NEW YORK OR ANY FEDERAL
COURT SITTING IN THE COUNTY, CITY
AND STATE OF NEW YORK.  ANY ACTION
OR PROCEEDING BROUGHT BY ANY
PARTY TO THIS AGREEMENT TO
ENFORCE ANY RIGHT, ASSERT ANY
CLAIM OR OBTAIN ANY RELIEF
WHATSOEVER IN CONNECTION WITH
THIS AGREEMENT SHALL BE BROUGHT
BY SUCH PARTY EXCLUSIVELY IN THE
COURTS OF THE STATE OF NEW YORK OR
ANY FEDERAL COURT SITTING IN THE
COUNTY, CITY AND STATE OF NEW
YORK.

6.	The undersigned Escrow
Agent hereby acknowledges and agrees to hold, deal with, and dispose of, the Fund (including any interest earned thereon) and any other property at any time held by the Escrow Agent hereunder in accordance with this Agreement.


[The rest of this page is intentionally left blank]



       If the foregoing Agreement
is satisfactory to you, please so indicate by signing at the place provided below.

Sincerely,
MORGAN
STANLEY
CHARTER
 GRAHAM L.P.
By:	Demeter
Management
Corporation
By:	/s/ Robert E
Murray
Robert E. Murray
President and
Chairman
MORGAN
STANLEY
CHARTER
MILLBURN L.P.
By:	Demeter
Management
Corporation
By:	/s/ Robert E
Murray
Robert E. Murray
President and
Chairman

MORGAN
STANLEY
CHARTER
WELTON L.P.
By:	Demeter
Management
Corporation
By:	/s/ Robert E
Murray
Robert E. Murray
President and
Chairman
MORGAN
STANLEY
CHARTER
MSFCM L.P.
By:	Demeter
Management
Corporation
By:	/s/ Robert E
Murray
Robert E. Murray
President and
Chairman

MORGAN
STANLEY
CHARTER
CAMPELL L.P.
By:	Demeter
Management
Corporation
By	/s/ Robert E
Murray
Robert E. Murray
President and
Chairman
MORGAN
STANLEY DW
INC.
By:	/s/ Robert E
Murray
Robert E. Murray
Executive
Director
Accepted:
JPMORGAN CHASE BANK

By:/s/ Paul Gilkeson
Name:	Mr. Paul Gilkeson
Title:
Exhibit 10.04